1st AMENDMENT AND LEASE EXTENSION AGREEMENT
Investacorp Group Inc — Suite 1100

THIS AMENDMENT AND LEASE EXTENSION AGREEMENT (this “Extension Agreement”) is made and entered into as of the 22nd day of February 2016 to be effective as of the 1st day of October 2015, by and between FROST REAL ESTATE HOLDINGS, LLC, a Florida limited liability company (“Landlord”), and INVESTACORP GROUP, INC., a Florida corporation (“Tenant”).

A. Landlord and Tenant have entered into that certain Office Lease dated October 1 , 2010 (the “Lease”), for premises described on Exhibit “A” attached thereto (the “Premises”), in the building having an address of 4400 Biscayne Boulevard, Miami, Florida 33137 (all capitalized but undefined terms used herein shall have the meanings assigned to the same in the Lease).

B. The Lease, by its terms, expired on Septemper 30, 2015 (the “Prior Expiration Date”) and the parties desire to extend the Lease, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Extension of Term. The expiration date of the Term of the Lease is hereby extended from the Prior Expiration Date to September 30, 2020 in accordance with the terms of the Lease. Accordingly, Section 1.6 of the Lease is hereby deleted and replaced with the following:

“1.6. Term: The period from the Commencement Date through September 30, 2020, with two (2) optional five (5) year extensions, which may be exercised as set forth below.

(a) Provided no default then exists (beyond the applicable notice and/or grace period and that then remains uncured), Tenant may renew this Lease for one (1) additional period of five (5) years (the “First Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord at least one hundred and eighty (180) days prior to the then expiration date of the Term of this Lease. Upon Tenant’s timely notice of the exercise of the option to renew, the Lease shall be extended on the same terms provided in this Lease, except as follows:

(i) The Rent payable during such First Extension Term shall be at Tenant’s then current Rent, plus an increase of three and a quarter percent (3.25%) and, thereafter, an increase of three and a quarter percent (3.25%) for each year of the First Extension Term; and

(ii) Landlord shall lease to Tenant the Premises in their then current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, tenant improvements allowance and the like) or other tenant inducements.

Tenant’s right to extend the term of this Lease shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated or (ii) Tenant fails to timely exercise its option under this Section 1.6, time being of the essence with respect to Tenant’s exercise thereof.

(b) Provided no default then exists (beyond the applicable notice and/or grace period and that then remains uncured), Tenant may renew this Lease for a second (2nd) additional period of five (5) years (the “Second Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord at least one hundred and eighty (180) days prior to the expiration date of the First Extension Term. Upon Tenant’s timely notice of the exercise of the option to renew, the Lease shall be extended on the same terms provided in this Lease, except as follows:

(i) The Rent payable during such Second Extension Term shall be at Tenant’s then current Rent, plus an increase of three and a quarter percent (3.25%) and, thereafter, an increase of three and a quarter percent (3.25%) for each year of the Second Extension Term;

(ii) Tenant shall have no further renewal options unless hereafter expressly granted by Landlord in writing; and

(iii) Landlord shall lease to Tenant the Premises in their then current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, tenant improvements allowance and the like) or other tenant inducements.

Tenant’s right to extend the term of this Lease shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated or (ii) Tenant fails to timely exercise its option under this Section 1.6, time being of the essence with respect to Tenant’s exercise thereof.”

2. Base Rent. Notwithstanding anything in the Lease to the contrary, including, without limitation, Section 1.8 thereof, the Rent due for the Term of this Lease from October 1, 2015 through September 30, 2020 based on rent area totaling11,475 SF shall be as follows:

Lease Period in Months	Monthly Rent	Annual Rent
Oct 1, 2015 Through Sep, 30, 2016	$35,022.67	$420,272.04
Oct 1, 2016 Through Sep, 30, 2017	36,160.91	433,930.92
Oct 1, 2017 Through Sep, 30, 2018	37,336.14	448,033.68
Oct 1, 2018 Through Sep, 30, 2019	38,549.56	462,594.72
Oct 1, 2019 Through Sep, 30, 2020	39,802.42	477,629.04

Added charges: The terms and the annual adjustments as described in section 1.8 of the lease that were subsequently stipulated in the 1st Amendment dated June 1, 2011 for added storage space amounting to 798.96 per month and the $750 charge for 10 additional regular parking totaling $1,548.96 per month (+ applicable sale tax) shall continue to prevail for the duration of this agreement. In addition, the number of parking spaces based on the initial lease and the subsequent 1st amendment totals 56 regular parking spaces and one VIP reserved space. The number of Investacorp employees have since increased by 19 to a total of 75 FTE’s, reflecting an added charge totaling $1,425 per month.

No Brokers. Landlord and Tenant hereby represent and warrant to each other that neither party has dealt with any real estate broker, finder or any other similar party that may claim a commission or other similar compensation in connection with this Extension Agreement. Each party shall indemnify the other from and against all loss, cost and expense, including, without limitation, reasonable attorneys’ fees, incurred by such other party as a result of the breach of this representation.

Whole Agreement. This Extension Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements with respect thereto. As extended and amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Extension Agreement, the provisions of this Extension Agreement shall govern and control. Under no circumstances shall this Extension Agreement be deemed to grant any right to Tenant to further extend the Lease.

Ratification. Except as otherwise modified by this Extension Agreement, the Lease is unmodified and in full force and effect. As of the date each of Landlord and Tenant executes this Extension Agreement, the respective Landlord and Tenant acknowledges that the Lease is in full force and effect and that the respective Landlord and Tenant has, and asserts no defenses to, or claims under the Lease and that neither party hereto is in default of any of its obligations under the Lease, as modified by this Extension Agreement. This Extension Agreement may be executed in counterparts, all of which shall be deemed to be one renewal, provided all of Landlord and Tenant have executed identical counterparts. An electronically transmitted copy of this Extension Agreement and any signatures thereon shall be considered for all purposes as originals.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Extension Agreement as of the day and year first above written.

WITNESSES:	LANDLORD:
/s/ Dionne Smith Print Name: Dionne Smith	FROST REAL ESTATE HOLDINGS, LLC, a Florida limited liability company By: /s/ Steven D. Rubin—

Print Name:	Name: Steven D. Rubin—

Title:

/s/ Asela Mantecon	TENANT:
}	INVESTACORP GROUP, INC., a Florida corporation
Print Name: Asela Mantecon	By: /s/ Patrick Farrell
Print Name:	Name: Patrick Farrell
Title:_President & CEO______________
EXHIBIT “A”

PREMISES

FLOOR PLAN

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